SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                              FORM 8-K
                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 28, 2000


                         PETER KIEWIT SONS', INC.
        (Exact name of registrant as specified in its charter)



         Delaware                    000-23943               91-1842817
  (State or other jurisdiction    (Commission File         (IRS Employer
      of incorporation)                Number)           Identification No.)



Kiewit Plaza, Omaha, Nebraska                     68131
(Address of principal executive offices)         Zip Code



       Registrant's telephone number, including area code: (402) 342-2052

                                     N/A
(Former name or former address, if changed since last report.)




Item 5.  Other Events

     As Peter Kiewit Sons', Inc. ("Kiewit")
previously announced in a Current Report on Form
8-K, dated January 14, 2000, it is considering the distribution of its materials business in a spin-off to its shareholders. Kiewit is providing the following update regarding the proposed spin-off and related transactions.

     Kiewit is proposing to separate its
construction and materials business into two separate, independent companies by distributing shares of common stock of Kiewit Materials Company
("Materials"), a wholly owned subsidiary of Kiewit, to Kiewit shareholders in a spin-off that is intended to be tax-free for U.S. federal income tax purposes.

     Prior to the proposed spin-off, Kiewit would conduct a share exchange in which it would offer
Kiewit shareholders who are Materials employees the opportunity to exchange their shares of Kiewit common stock for shares of Materials common stock with an equal aggregate formula price. Materials has filed a registration statement on Form S-4 with the Securities and Exchange Commission to register the shares of Materials common stock that would be issued in the share exchange.

     Prior to the proposed spin-off, Kiewit also would conduct a debenture exchange offer in which it would offer the holders of its outstanding convertible debentures the opportunity to exchange their debentures for (1) Materials debentures convertible into shares of Materials common stock, or (2) both shares of Materials common stock and new reduced principal amount Kiewit debentures convertible into shares of Kiewit common stock.
Kiewit and Materials have filed a joint
registration statement on Form S-4 with the Securities and Exchange Commission to register the shares of Materials common stock, the Materials convertible debentures and the Kiewit convertible debentures that would be issued in the debenture exchange offer.

     After the completion of the share exchange and the debenture exchange offer, Kiewit proposes that it would distribute the shares of Materials common stock it then holds as a dividend on a pro rata basis to holders of Kiewit common stock in the spin-off. Materials has filed a registration statement on Form 10 to register the shares of Materials common stock.

     There can be no assurances that Kiewit will commence or complete the spin-off, the share exchange or the debenture exchange offer. Kiewit can give no assurances that if it commences the spin-off, the share exchange and/or the debenture exchange offer they will be conducted in accordance with the terms described above. The spin-off, the share exchange and the debenture exchange offer would be subject to various conditions and if these conditions were not met, the transactions would not be completed.

     If and when Kiewit commences the share
exchange and the debenture exchange offer, Kiewit would provide all eligible offerees with an offering circular/prospectus describing the terms and conditions of the offers. If and when Kiewit distributes shares of Materials common stock in the proposed spin-off, Kiewit would provide its shareholders with an information statement containing information about Materials.

This notice does not constitute an offer of any securities for sale or an offer to purchase any securities.


                         SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PETER KIEWIT SONS', INC.


Dated:  June 28, 2000       By: /s/ Tobin A. Schropp
                            Name:   Tobin A. Schropp
                            Title:  Vice President